UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2013 (September 11, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Private Placement of Common Stock

On September 15, 2013, American Realty Capital Properties, Inc. (the “Company”) entered into a definitive common stock purchase agreement (the “Securities Purchase Agreement”) with unaffiliated third parties (each, a “Common Stock Purchaser”), each of which is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company agreed to sell to the Common Stock Purchasers, and the Common Stock Purchasers agreed to purchase from the Company, approximately 15.1 million shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”) at a purchase price of $12.29 per share, for an aggregate purchase price of $185.9 million. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Common Shares is expected to be approximately $185.8 million.

The offering is expected to close within three business days of the closing of the Company’s pending merger with CapLease, Inc. (“CapLease”).

The foregoing summary description of the material terms of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the entire Securities Purchase Agreement.

Private Placement of Preferred Stock

On September 15, 2013, the Company entered into a convertible preferred stock purchase agreement (the “Convertible Preferred Stock Purchase Agreement”) with unaffiliated third parties, each of which is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act (the “Preferred Stock Purchasers”), pursuant to which the Company agreed to sell to the Preferred Stock Purchasers, and the Preferred Stock Purchasers agreed to purchase from the Company, approximately 21.7 million shares of a new series of the Company’s convertible preferred stock, par value 5.81%, designated as Series D Cumulative Convertible Preferred Stock (the “Preferred Shares”) at a purchase price of $13.59 per share, for an aggregate purchase price of approximately $295.4 million. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Preferred Shares is expected to be approximately $295.2 million.

The offering is expected to close within three business days of the closing of the Company’s pending merger with CapLease.

Pursuant to the Articles Supplementary to create the Preferred Shares (the “Articles Supplementary”), which will be filed with the Maryland State Department of Assessments and Taxation prior to the closing of the offering and which is attached as an exhibit to the Convertible Preferred Stock Purchase Agreement, the Company may, at its option, redeem the Preferred Shares on August 31, 2014 upon fifteen days prior written notice at a redemption price equal to the lesser of (i) a 2% discount to the volume-weighted average trading price (“VWAP”) of the Company’s common stock for the 10 prior trading days, (ii) a 2% discount to the closing price of the Company’s common stock for the 10 prior trading days, and (iii) $13.59.

In addition, pursuant to the Articles Supplementary, after August 31, 2014, the holders of the Preferred Shares may elect to require the Company to redeem or convert the Preferred Shares. Upon any such election, the Company may, at its option, convert the Preferred Shares into shares of common stock of the Company or shares of Series E Cumulative Convertible Preferred Stock (the “Series E Preferred Shares”) or redeem for cash.

The Articles Supplementary relating to the Series E Preferred Shares (the “Series E Articles Supplementary”), will only be filed with the Maryland State Department of Assessments and Taxation if the holders of the Preferred Shares elect to convert their Preferred Shares and the Company elects to convert such Preferred Shares into Series E Preferred Shares.

Upon the dissolution or winding up of the Company, a consolidation or merger of the Company which results in a change of control, or the sale of all or substantially all of the assets of the Company, holders of the Series E Preferred Shares will be entitled to receive an amount in cash equal to the greater of (i) (A) $13.59 per Series E Preferred Share plus accrued and unpaid dividends to the date of final distribution (the “Liquidation Preference”) and (B) the consideration payable to the holders of the common stock of the Company in such transaction plus (ii) 20% of either (A) or (B).

In addition, the Series E Articles Supplementary will provide that the Company may not redeem the Series E Preferred Shares prior to the first anniversary after the issuance of the Series E Preferred Shares (the “Issue Date”). Thereafter, the Company may redeem the Series E Preferred Shares at a price per share equal to the Liquidation Preference plus a redemption premium equal to 5% in the second year following the Issue Date, 4% in the third year following the Issue Date, 3% in the fourth year following the Issue Date, and 2% in the fifth year following the Issue Date.

The foregoing summary description of the material terms of the Convertible Preferred Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the entire Convertible Preferred Stock Purchase Agreement.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

On September 15, 2013, the Company entered into the Securities Purchase Agreement to issue to the Common Stock Purchasers approximately 15.1 million Common Shares. Additionally, on September 15, 2013, the Company entered into the Convertible Preferred Stock Purchase Agreement to issue to the Preferred Stock Purchasers approximately 21.7 million Preferred Shares.

The Common Shares and the Preferred Shares are being offered and will be sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder. The Common Shares and the Series E Preferred Shares that may be issued upon conversion of the Preferred Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Pursuant to the terms of the Securities Purchase Agreement and the Convertible Preferred Stock Purchase Agreement, the Company has agreed to file a prospectus supplement under its existing “WKSI” shelf registration statement on Form S-3ASR within 15 days following the closing of the offering of the Common Shares and the offering of Preferred Shares for the purpose of registering the resale of the Common Shares and the Company’s common stock into which the Preferred Shares are convertible.

Item 8.01. Other Events.

Contingent Value Rights

On September 11, 2013, the Company paid out all common share contingent value rights previously issued to the holders thereof and pursuant to the terms thereof in an amount equal to approximately $44.1 million.

Also, on September 15, 2013, the Company and the holders of its existing preferred stock contingent value rights agreed that the Company would redeem all outstanding preferred stock contingent value rights at a redemption price equal to $0.90 per preferred stock contingent value right on the third business day following the consummation of the CapLease merger, for an amount of consideration equal to approximately $25.6 million.

The Company anticipates that the offering of the Common Shares, the offering of the Preferred Shares, the payment of all amounts under the Company’s outstanding common share contingent value rights and the re-negotiation of the payoff of the preferred stock contingent value rights will allow the Company to continue to focus on closing the CapLease merger.

Press Release Relating to Private Placement of Common Stock and Preferred Stock

On September 16, 2013, the Company issued a press release announcing its entry into the Securities Purchase Agreement and the Convertible Preferred Stock Purchase Agreement pursuant to which it agreed to sell shares of Common Shares and the Preferred Shares in a private placement transaction. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the CapLease merger agreement will be consummated, the Company’s plans, market and other expectations, objectives, intentions, as well any expectations or projections with respect to the Company.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to satisfy certain conditions to completion of the CapLease merger; (3) continuation or deterioration of current market conditions; (4) risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; and (5) future regulatory or legislative actions that could adversely affect the Company. Additional factors that may affect future results are contained in the Company’s and CapLease’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

September 16, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors